UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2017

BIO-KEY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13463	41-1741861
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3349 Highway 138, Building A, Suite E

Wall, NJ 07719

(Address of principal executive offices) (Zip Code)

(732) 359-1100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On April 28, 2017, BIO-Key International, Inc. (the “Company”) entered into a Securities Purchase Agreement with Wong Kwok Fong (Kelvin) (the “Securities Purchase Agreement”) pursuant to which it issued and sold 277,778 shares of common stock in consideration of an aggregate purchase price of $1,000,000, or $3.60 per share. Mr. Wong is a director and executive officer of the Company.

The shares were issued in a private placement transaction to one accredited investor pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), without payment of any placement or brokerage fees.

Common Stock Purchase Agreement

On May 2, 2017, the Company entered into a Common Stock Purchase Agreement (the “Common Stock Purchase Agreement”) with Xanthe Holdings Ltd., a company organized and existing under the laws of the British Virgin Islands (the “Investor”), pursuant to which the Company may, subject to certain conditions, issue and sell to the Investor up to $5.0 million (the “Total Commitment”) worth of shares of the Company’s common stock, subject to certain limitations, over the 36-month term of the Common Stock Purchase Agreement following the effectiveness of the resale registration statement described below. This type of agreement is sometimes referred to as a committed equity line financing.

From time to time over the term of the Common Stock Purchase Agreement, the Company may, in its sole discretion, provide the Investor with fixed request notices (each, a “Fixed Request Notice”) to purchase a specified dollar amount (the “Fixed Request Amount”), up to a maximum of $100,000 (the “Maximum Fixed Request Amount”), of shares over a five consecutive trading day period commencing on the trading day specified in the applicable Fixed Request Notice (the “Pricing Period”), with each draw down subject to the limitations discussed below. Alternatively, in the Company’s sole discretion, but subject to certain limitations, the Company may require the Investor to purchase a percentage of the daily trading volume of the Company’s common stock for each trading day during the Pricing Period.

Once presented with a Fixed Request Notice, the Investor is required to purchase a pro rata portion of the applicable Fixed Request Amount on each trading day during the applicable Pricing Period on which the daily volume weighted average price for the Company’s common stock (the “VWAP”) equals or exceeds an applicable floor price equal to the greater of (i) the product of (a) 0.85 and (b) the VWAP for the trading day immediately preceding the date the Fixed Request Notice is delivered and (ii) $3.83, subject to adjustment (the “Floor Price”). If the VWAP falls below the applicable Floor Price on any trading day during the applicable Pricing Period, the Common Stock Purchase Agreement provides that the Investor will not purchase the pro rata portion of the applicable Fixed Request Amount allocated to that trading day. The per share purchase price for the shares subject to a Fixed Request Notice shall be equal to 6.0% of the lowest VWAP that equals or exceeds the applicable Floor Price during the applicable Pricing Period. Each purchase pursuant to a Fixed Request Notice shall reduce, on a dollar-for-dollar basis, the Total Commitment under the Common Stock Purchase Agreement.

The Company is prohibited from issuing a Fixed Request Notice if (i) the amount requested in such Fixed Request Notice exceeds the Maximum Fixed Request Amount, (ii) the sale of shares pursuant to such Fixed Request Notice would cause the Company to issue or sell or the Investor to acquire or purchase an aggregate dollar value of shares that would exceed the Total Commitment, or (iii) the sale of shares pursuant to the Fixed Request Notice would cause the Company to sell or the Investor to purchase an aggregate number of shares of the Company’s common stock which would result in beneficial ownership by the Investor of more than 9.99% of the Company’s common stock (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the rules and regulations thereunder). The Common Stock Purchase Agreement also limits sales of shares of the Company’s common stock to 19.99% of the total outstanding shares of the Company’s common stock as of the date of the Common Stock Purchase Agreement, unless the Company obtains stockholder approval of the issuance of common stock to the Investor pursuant to the Common Stock Purchase Agreement.

At closing, the Company paid a fee of $25,000 to cover the Investor’s legal fees and expenses. In addition, the Company issued 55,000 shares of its common stock to the Investor as a commitment fee and 20,000 shares of its common stock to Maxim Group LLC as a transaction fee.

The issuance of the shares of common stock pursuant to the Common Stock Purchase Agreement is exempt from registration under the Securities Act pursuant to an exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

The Company has agreed to indemnify the Investor and its affiliates for losses related to a breach of the representations and warranties by the Company under the Common Stock Purchase Agreement or the other transaction documents or any action instituted against the Investor or its affiliates due to the transactions contemplated by the Common Stock Purchase Agreement or other transaction documents, subject to certain limitations. The Investor is an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act. The Investor will use an unaffiliated broker-dealer to effectuate all sales, if any, of common stock that it may purchase from us pursuant to the Common Stock Purchase Agreement.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the Investor, pursuant to which the Company granted to the Investor certain registration rights related to the shares issuable in accordance with the Common Stock Purchase Agreement. Under the Registration Rights Agreement, the Company agreed to use its commercially reasonable efforts to prepare and file with the Securities and Exchange Commission (the "SEC") one or more registration statements for the purpose of registering the resale of the maximum shares of common stock issuable pursuant to the Common Stock Purchase Agreement (the "Registrable Securities"). Pursuant to the Registration Rights Agreement, the Company agreed to indemnify the Investor and its affiliates against certain liabilities, including liabilities under the Securities Act, and the Investor agreed to indemnify the Company and its affiliates for losses under securities laws for any material omissions or misstatements with respect to information provided by the Investor for inclusion in the registration statement covering the resale by the Investor of shares sold to it under the Common Stock Purchase Agreement, subject to certain limitations.

The foregoing descriptions of the Securities Purchase Agreement, the Common Stock Purchase Agreement, and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition

On May 3, 2017, the Company issued a press release announcing the transactions described above and announcing its anticipated financial results for its first quarter ended March 31, 2017. A copy of the press release issued by the Company on May 3, 2017 is attached as Exhibit 99.1.

The information in this Item 2.02 of this Current Report on Form 8-K, including exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as otherwise expressly stated in such filing.

Item 3.02	Unregistered Sales of Equity Securities

The information provided under Item 1.01 regarding the unregistered sale of equity securities is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Securities Purchase Agreement, dated as of April 28, 2017, by and between BIO-key International, Inc. and Wong Kwok Fong

10.2	Common Stock Purchase Agreement, dated as of May 2, 2017, by and between BIO-key International, Inc. and Xanthe Holdings Ltd.

10.3	Registration Rights Agreement, dated as of May 2, 2017, by and between BIO-key International, Inc. and Xanthe Holdings Ltd.

99.1	Press Release of BIO-key International, Inc. dated May 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-Key International, Inc.

Date: May 3, 2017	By:	/s/ Cecilia C. Welch
Cecilia C. Welch
Chief Financial Officer